UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 28, 2017

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 28, 2017, Roper Technologies, Inc. (the "Company") issued a press release containing information about the Company's results of operations for the quarter ended March 31, 2017. A copy of the press release is furnished as Exhibit 99.1.  In the press release, the Company uses several non-GAAP financial measures: Adjusted Revenue, Adjusted Gross Margin, Adjusted Diluted Earnings per Share and Adjusted EBITDA.

Business combination accounting rules required Roper to account for the fair value of deferred revenue assumed in connection with the 2015 acquisitions of Data Innovations, SoftWriters, Strata Decision Technology,  OnCenter Software, Aderant and Atlas Database Software and the 2016 acquisitions of CliniSys, ConstructConnect and Deltek. The fair value is based on the assumed cost of having a third-party provide the relevant support services rather than the contracted amount under the contracts. Because the fair value is less than the contracted amount, Roper's GAAP revenues for up to eighteen months subsequent to the acquisitions will not reflect the full amount of revenue that would have otherwise been recorded by the acquired companies had they remained independent companies.  The Adjusted Revenue measure is intended to reflect the full amount that would have been recognized as revenue, absent the fair value adjustment.

Business combination accounting rules require Roper to increase the carrying value of inventory acquired to fair value at the date of purchase (inventory step-up).  Roper's GAAP gross profit for the two quarters subsequent to the acquisition of PCI Medical in the first quarter of 2016 did not reflect the full amount of gross profit that would have otherwise been recorded by the entities had they remained independent companies.  The Adjusted Gross Profit measure is intended to reflect the full amount that would have been recognized by the company, absent the fair value adjustment.

Business combination accounting rules required Roper to account for the fair value of prepaid commissions related to deferred revenue assumed in connection with the 2016 acquisition of Deltek. The fair value of the commissions that had already been paid at the time of the acquisition was determined to be zero; therefore Roper's GAAP results for up to eighteen months subsequent to the acquisition will not reflect the full amount of expense that would have otherwise been recorded by Deltek had they remained an independent company.

The Adjusted Revenue, Adjusted Gross Margin, and Adjusted Diluted Earnings per Share reflect these adjustments. The Company believes these non-GAAP measures are useful to investors as a measure of the ongoing performance of its business.

Adjusted EBITDA as shown in the press release is defined as adjusted net earnings plus (a) interest expense, (b) income taxes and (c) depreciation and amortization. The Company believes EBITDA is an important indicator of operational performance of the Company's business. EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. In addition, EBITDA: (a) does not represent net income or cash flows from operations as defined by GAAP; (b) is not necessarily indicative of cash available to fund the Company's cash flow needs; and (c) should not be considered as an alternative to net earnings, operating income, cash flows from operating activities or the Company's other financial information determined under GAAP. The Company believes that the line on the Company's consolidated statement of operations entitled net earnings is the most directly comparable GAAP measure to EBITDA.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company dated April 28, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/s/ John Humphrey	Date: April 28, 2017
John Humphrey, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated April 28, 2017